Exhibit 99.1

NEWS RELEASE

CARREKER CORPORATION REPORTS FIRST QUARTER

FISCAL 2005 RESULTS

DALLAS (June 7, 2005) — Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reported results for its first quarter ended April 30, 2005.

Total revenue for the first quarter of 2005 was $28.2 million as compared to revenue of $28.9 million in the fourth quarter of 2004. Operating income for the first quarter of 2005 was $234,000 as compared to an operating loss of $1.3 million in the fourth quarter of 2004. Net income for the first quarter of 2005 was $498,000, or $0.02 per diluted share as compared to a net loss of $1.1 million, or ($0.04) per diluted share, for the fourth quarter of 2004.

“While revenue was slightly lower than the fourth quarter of 2004, cost management efforts helped improve margins thus resulting in profitability for the quarter,” said J. D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation.   “We are rolling out several new products during the first half of the year and anticipate that as they gain momentum, our revenue will strengthen.  Our clients continue to benefit from our commitment to research and development as these new products assist them with their evolving needs in the converging payments landscape.”

Business Outlook

The Company anticipates revenue growth in 2005 due to sales of new products and increased consulting opportunities.  The Company continues to focus on cost management efforts to improve 2005 profitability and increase shareholder value. Revenue and operating income for the second quarter of 2005 are expected to improve over first quarter 2005 levels.

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Conference Call

Carreker’s management will host a conference call and web cast today, Tuesday, June 7, 2005, at 11:00 a.m. Eastern Time to discuss the Company’s first quarter fiscal year 2005 financial results and provide an overview of business conditions, industry trends and other points of interest.  To join the conference call, Domestic participants dial 866-348-8664; International participants dial 706-679-0430.  All participants enter code 6073400.  Additionally, a live web cast of the conference call will be available through the investor relations section of the Company’s web site at http://ir.carreker.com. A replay of the call will be available on Tuesday, June 7 from 1:00 p.m. Eastern Time through 11:45 p.m. Friday, June 17, 2005.  To access the replay, Domestic participants dial 800-642-1687; International participants dial 706-645-9291. All replay participants enter code 6073400.  An archived version of the web cast will be available through the investor relations section of the Company’s web site at http://ir.carreker.com.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world.  The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships.  Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean.  Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney.  For more information, visit www.carreker.com.

Forward Looking Statements - Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to customer acceptance of new product introductions, the timing of revenue from contracted sales, the timing of expected sales of products and the volatility in the Company’s common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption “Business-Forward Looking Statements and Risk Factors” in the Company’s most recent Form 10-K for the year ended January 31, 2005. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Lisa Peterson, Executive Vice President and CFO	Gary Samberson, SVP, Treasury, Risk Management and Investor Relations
(972) 371 1454 PH	(972) 371 1590 PH
(972) 458-2567 FX	(972) 458-2567 FX
Email: lpeterson@carreker.com	Email: gsamberson@carreker.com

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CARREKER CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

ASSETS

	April 30, 2005	January 31, 2005

Current assets
Cash and cash equivalents	$35,745	$34,516
Accounts receivable, net of allowance of $504 and $529 at April 30, 2005 and January 31, 2005, respectively	10,736	11,144
Prepaid expenses and other current assets	3,216	2,595
Total current assets	49,697	48,255

Property and equipment, net of accumulated depreciation of $20,785 and $20,194 at April 30, 2005 and January 31, 2005, respectively	6,509	6,604
Capitalized software costs, net of accumulated amortization of $12,692 and $12,426 at April 30, 2005 and January 31, 2005, respectively	3,416	3,245
Acquired developed technology, net of accumulated amortization of $16,928 and $15,773 at April 30, 2005 and January 31, 2005, respectively	8,772	9,927
Goodwill, net of accumulated amortization of $3,405 at April 30, 2005 and January 31, 2005	20,765	20,765
Customer relationships, net of accumulated amortization of $5,483 and $5,133 at April 30, 2005 and January 31, 2005, respectively	2,917	3,267
Deferred loan costs, net of accumulated amortization of $1,368 and $1,300 at April 30, 2005 and January 31, 2005, respectively	340	407
Other assets	829	835
Total assets	$93,245	$93,305

Current liabilities
Accounts payable	$874	$992
Accrued compensation and benefits	5,953	7,818
Other accrued expenses	3,639	3,609
Income tax payable	350	339
Deferred revenue	23,981	22,181
Accrued merger and restructuring costs	561	1,004
Total current liabilities	35,358	35,943
Other long-term liabilities	196	—
Total liabilities	35,554	35,943

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $.01 par value:
2,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value:
100,000 shares authorized; 24,857 and 24,852 shares issued at April 30, 2005 and January 31, 2005, respectively	249	249
Additional paid-in capital	111,172	110,992
Accumulated deficit	(53,378)	(53,876)
Less treasury stock, at cost	(352)	(3)
Total stockholders’ equity	57,691	57,362
Total liabilities and stockholders’ equity	$93,245	$93,305

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CARREKER CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2005	2004

Revenues:
Consulting fees	$8,318	$9,057
Software license fees	3,359	5,856
Software maintenance fees	11,312	11,084
Software implementation fees	4,134	2,879
Outsourcing service fees	257	—
Out-of-pocket expense reimbursements	818	890
Total revenues	28,198	29,766

Cost of revenues:
Consulting fees	4,241	4,529
Software license fees	1,536	1,598
Software maintenance fees	3,975	3,798
Software implementation fees	2,973	3,369
Outsourcing service fees	579	—
Out-of-pocket expenses	790	943
Total cost of revenues	14,094	14,237
Gross profit	14,104	15,529

Operating costs and expenses:
Selling, general and administrative	10,904	12,192
Research and development	2,521	1,708
Amortization of customer relationships	350	350
Restructuring and other charges	95	2,515
Total operating costs and expenses	13,870	16,765
Income (loss) from operations	234	(1,236)

Other income (expense):
Interest income	144	48
Interest expense	(105)	(108)
Other income	306	484
Total other income (expense), net	345	424
Income (loss) before provision for income taxes	579	(812)
Provision for income taxes	81	—
Net income (loss)	$498	$(812)
Basic earnings (loss) per share	$0.02	$(0.03)
Diluted earnings (loss) per share	$0.02	$(0.03)
Shares used in computing basic earnings (loss) per share	24,425	24,376
Shares used in computing diluted earnings (loss) per share	24,867	24,376